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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Cowen Group, Inc. of: (i) our report dated March 15, 2011, with respect to the audit of the consolidated statements of financial condition of LaBranche & Co Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive loss and cash flows for each of the years in the three year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears in the Annual Report on Form 10-K of LaBranche & Co Inc. for the year ended December 31, 2010; and (ii) to the reference to our firm under the heading "Experts".

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 31, 2011

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM